As filed with the Securities and Exchange Commission on October 31, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0069030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300 Houston, Texas	77057 (Zip code)
(Address of principal executive offices)

PRIDE INTERNATIONAL, INC. AMENDED AND RESTATED 2004 DIRECTORS’ STOCK INCENTIVE PLAN
(Full title of the plan)

W. Gregory Looser
Pride International, Inc.
5847 San Felipe, Suite 3300
Houston, Texas 77057
(Name and address of agent for service)
(713) 789-1400
(Telephone number, including area code,
of agent for service)
          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed Maximum	Amount of
Securities to be	to be	Offering Price Per	Aggregate Offering	Registration
Registered	Registered	Share	Price	Fee
Common Stock, par value $.01 per share(1)	140,000(2)	$14.08(3)	$1,971,200(3)	$78

(1)	Includes the associated rights to purchase preferred stock, which initially are attached to and trade with the shares of Common Stock being registered hereby.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover such indeterminate number of additional shares as may become issuable under the plan as a result of the antidilution provisions thereof.

(3)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based on the average of the high and low sales price per share of Common Stock reported on the New York Stock Exchange on October 28, 2008.

Part I REGISTRATION OF ADDITIONAL SECURITIES
PART II
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.1

Part I
REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 140,000 shares of Common Stock issuable pursuant to the Pride International, Inc. 2004 Directors’ Stock Incentive Plan, as amended and restated (the “Plan”). The Board of Directors of Pride International, Inc. (the “Company”) recommended for approval and, on May 19, 2008, the stockholders approved the Amended and Restated 2004 Directors’ Stock Incentive Plan, which, among other things, increased the number of shares available for issuance under the Plan from 400,000 to 540,000. The contents of the Registration Statement on Form S-8 (No. 333-115588) relating to the Plan are incorporated herein by reference.

I-1

PART II
Item 8. Exhibits
     The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit
No.		Description

*4.1	—	Certificate of Incorporation of Pride (incorporated by reference to Annex D to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4, Registration Nos. 333-66644 and 333-66644-01 (the “Registration Statement”)).

*4.2	—	Bylaws of Pride (incorporated by reference to Exhibit 3.2 to Pride’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-13289).

*4.3	—	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.13 to the Registration Statement).

*4.4	—	Rights Agreement, dated as of September 13, 2001, between Pride and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to Pride’s Current Report on Form 8-K filed on September 28, 2001, File No. 1-13289 (the “Form 8-K”)).

*4.5	—	First Amendment to Rights Agreement, dated as of January 29, 2008, between Pride and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.3 to Pride’s Annual Report on Form 10-K for the year ended December 31, 2007, File No. 1-13289).

*4.6	—	Certificate of Designations of Series A Junior Participating Preferred Stock of Pride (incorporated by reference to Exhibit 4.3 to the Form 8-K).

*4.7	—	Pride International, Inc. Amended and Restated 2004 Directors’ Stock Incentive Plan (incorporated by reference to Appendix B to Pride’s definitive proxy statement on Schedule 14A filed on April 9, 2008, File No. 1-13289).

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of KPMG LLP.

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature page herein).

*	Incorporated herein by reference as indicated.

II-1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 31, 2008.

PRIDE INTERNATIONAL, INC.
By:	/s/ Louis A. Raspino
Louis A. Raspino
President and Chief Executive Officer

     Each person whose signature appears below appoints Louis A. Raspino, Brian C. Voegele, W. Gregory Looser and Brady K. Long, and each of them severally, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2008.

/s/ Louis A. Raspino Louis A. Raspino	President and Chief Executive Officer and Director (principal executive officer)
/s/ Brian C. Voegele Brian C. Voegele	Senior Vice President and Chief Financial Officer (principal financial officer)
/s/ Leonard E. Travis Leonard E. Travis	Vice President and Chief Accounting Officer (principal accounting officer)
/s/ David A.B. Brown David A.B. Brown	Chairman of the Board
/s/ Kenneth Burke Kenneth Burke	Director
/s/ Archie W. Dunham Archie W. Dunham	Director
/s/ David A. Hager David A. Hager	Director
/s/ Francis S. Kalman Francis S. Kalman	Director
/s/ Ralph D. McBride Ralph D. McBride	Director
/s/ Robert G. Phillips Robert G. Phillips	Director

II-2

INDEX TO EXHIBITS

Exhibit
No.		Description

*4.1	—	Certificate of Incorporation of Pride (incorporated by reference to Annex D to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4, Registration Nos. 333-66644 and 333-66644-01 (the “Registration Statement”)).

*4.2	—	Bylaws of Pride (incorporated by reference to Exhibit 3.2 to Pride’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-13289).

*4.3	—	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.13 to the Registration Statement).

*4.4	—	Rights Agreement, dated as of September 13, 2001, between Pride and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to Pride’s Current Report on Form 8-K filed on September 28, 2001, File No. 1-13289 (the “Form 8-K”)).

*4.5	—	First Amendment to Rights Agreement, dated as of January 29, 2008, between Pride and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.3 to Pride’s Annual Report on Form 10-K for the year ended December 31, 2007, File No. 1-13289).

*4.6	—	Certificate of Designations of Series A Junior Participating Preferred Stock of Pride (incorporated by reference to Exhibit 4.3 to the Form 8-K).

*4.7	—	Pride International, Inc. Amended and Restated 2004 Directors’ Stock Incentive Plan (incorporated by reference to Appendix B to Pride’s definitive proxy statement on Schedule 14A filed on April 9, 2008, File No. 1-13289).

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of KPMG LLP.

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature page herein).

*	Incorporated herein by reference as indicated.